UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2024

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 5, 2024, Agenus Inc. ("Agenus" or the "Company") announced further detail of its strategic realignment to streamline its operations, strengthen its financial position, and focus on advancing its most advanced programs, botensilimab and balstilimab, in preparation of 2025. As part of this effort, Agenus (excluding its independently operating subsidiaries) will be reducing its annual expenditures by 60% targeting a cash burn of $100 million for 2025 through decreased reliance on consultants and vendors while also reducing its workforce. Costs associated with the workforce reduction are primarily severance payments and are estimated at approximately $1.1 million. The Company expects to recognize substantially all charges related to the workforce reduction in the quarter ending March 31, 2025. These estimates are subject to assumptions and actual results may differ.

In connection with the announcement, the Company issued a press release, which is being included as Exhibit 99.1 to this current report on Form 8- K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following exhibit is furnished herewith:

99.1 Press Release dated December 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 5, 2024	By:	/s/ Christine M. Klaskin
Christine M. Klaskin, VP Finance